EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Awarded Best Dispensary In Arkansas

VANCOUVER, B.C., CANADA (October 28, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a debt free multi-state operator focused on limited license markets, is pleased to announce that the Body and Mind branded dispensary has been awarded Best Dispensary in Arkansas by Ark420.com.

The dispensary and cultivation facility was completed in April 2020 with extensive design and project management from Body and Mind’s construction and real estate team. The dispensary was opened by Body and Mind and Comprehensive Care Group in April 2020 and the cultivation facility construction is complete with cultivation operational setup in progress.

“Congratulations to Body and Mind West Memphis for winning the first annual Arkansas Dispensary of The Year brought to you by Ark420.com!”, stated Christopher Miles, founder of Ark420.com.” After collecting almost 3,000 votes from Arkansans, BaM took first place! We look forward to holding this competition each year and seeing if BaM will hold their spot in 2021! The Arkansas cannabis community has made it clear who their favorite dispensary is!”

“We appreciated the recognition from our patients and customers for our work to provide knowledgeable service and safe, legal, tested cannabis products.” stated Michael Mills, CEO of Body and Mind. “We are excited to move forward with our cultivation as we bring Body and Mind branded offerings to the Arkansas market. We appreciate the work of Ark420 to create a trusted source of information for current and new patients in Arkansas.”

Arkansas is a limited license state and the Arkansas Medical Marijuana Commission has approved a total of 33 licensed dispensaries across the state. Sales of legal medical cannabis commenced in Arkansas in May 2019. The program has experienced expanding adoption from medical cannabis patients.

View the Body and Mind Arkansas video at https://youtu.be/YFpovCFl3hI

About Body and Mind Inc.

BaM is a debt free publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

About Ark420

Ark420.com is Arkansas’ largest cannabis resource website reaching over 35,000 patients per month. It has thousands of articles, videos, podcast and a weekly newsletter. If you are curious about cannabis, check out Ark420.com or simply search Ark420 on any of your favorite social media platforms!

For further information, please contact:

Company Contact:

Michael Mills
President and CEO
Tel: 800-361-6312
ir@bamcannabis.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.